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                                                                      EXHIBIT 11



                     THE MAXIM GROUP, INC. AND SUBSIDIARIES


                    COMPUTATION OF BASIC AND DILUTED EARNINGS

                     PER COMMON AND COMMON EQUIVALENT SHARE

                  (In Thousands, Except Per Share Information)

                                  (Unaudited)


                                                                 Three Months Ended             Nine Months Ended
                                                             --------------------------    ---------------------------
                                                             October 31,                   October 31,
                                                                 1998                          1998
                                                             (As Restated   October 31,    (As Restated    October 31,
                                                              See Note 2)      1997         See Note 2)       1997
                                                             ------------   -----------    ------------    ------------
Basic:
    Net earnings                                               $ 2,254        $ 4,397      $   (18,028)        $ 12,233
                                                               =======        =======      ===========         ========

    Weighted average number of common shares outstanding        19,428         16,164           17,385           16,189
                                                               =======        =======      ===========         ========

    Basic earnings per common share                            $  0.12        $  0.27      $     (1.04)        $   0.76
                                                               =======        =======      ===========         ========

Diluted:
    Net earnings                                               $ 2,254        $ 4,397      $   (18,028)        $ 12,233
                                                               =======        =======      ===========         ========

    Shares:
       Weighted average number of common shares
          outstanding                                           19,428         16,164           17,385           16,189
       Shares issuable from assumed exercise of outstanding
          stock options                                            813            758              N/A(b)           534
                                                               -------        -------      -----------         --------
       Weighted average number of common and common
          equivalent shares (a)                                 20,241         16,922           17,385           16,723
                                                               =======        =======      ===========         ========

       Diluted earnings per common share                       $  0.11        $  0.26      $     (1.04)        $   0.73
                                                               =======        =======      ===========         ========


                  (a) Common equivalent shares represent stock options granted to key employees and directors.

                  (b) Common equivalent shares are antidilutive for the nine months ended October 31, 1998.

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